UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2004

Mobility Electronics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30907	86-0843914
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17800 N Perimeter Dr, Suite 200, Scottsdale, Arizona		85255
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 596-0061

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

The securities class action lawsuit filed against Mobility Electronics, Inc. and two of its executive officers has been dismissed. As previously disclosed in Mobility’s filings with the Securities and Exchange Commission, in February 2004, class action complaints were filed in the United States District Court for the District of Arizona on behalf of a purported class of Mobility’s stockholders. The complaints, which were subsequently consolidated, alleged violations of federal securities laws by Mobility and two of its executive officers. A consolidated amended complaint was filed in July 2004. Mobility filed a motion to dismiss the consolidated complaint on September 7, 2004. Plaintiff's memorandum in opposition to the Company's motion to dismiss was due to be filed with the Court on November 8, 2004. Rather than oppose the motion, on November 8, 2004, plaintiffs filed with the Court a notice of voluntary dismissal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobility Electronics, Inc.

November 12, 2004	By:	/s/ Charles R. Mollo

Name: Charles R. Mollo
Title: President and Chief Executive Officer